UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2015

ENVIVIO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35205	94-3353255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Mission Street, 27th Floor San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 510-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On September 10, 2015, Envivio, Inc. (“Envivio”), Ericsson Inc., a Delaware corporation (“Parent”) and Cindy Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, subject to the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares (the “Shares”) of Envivio common stock, $.001 par value, at a price of $4.10 per share, without interest and subject to any required withholding taxes.

Consummation of the Offer is subject to various conditions set forth in the Merger Agreement, including, but not limited to (i) at least one Share more than 50 percent of the Shares then outstanding (calculated on a fully diluted basis) being tendered into the Offer, (ii) the receipt of required approvals, waivers and consents, and (iii) other conditions set forth in Annex I to the Merger Agreement.

The Offer will expire at midnight, on the 20th business day (calculated in accordance with the rules of the Securities Exchange Act of 1934) following the commencement date of the Offer unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

Following consummation of the Offer, Purchaser will merge with and into Envivio with Envivio surviving as a wholly-owned subsidiary of Parent (the “Merger”). In the Merger, each outstanding Share that is not tendered and accepted pursuant to the Offer (other than the Shares held in the treasury of Envivio, Shares held directly or indirectly by Parent or its subsidiaries, and Shares as to which appraisal rights have been perfected in accordance with applicable law) will be cancelled and converted into the right to receive the Offer Price, without interest and subject to any required withholding taxes, on the terms and conditions set forth in the Merger Agreement.

The Merger Agreement provides that the Merger will be governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and will be effected by Purchaser and Envivio as soon as practicable following the consummation of the Offer without a stockholders meeting pursuant to the DGCL.

The Merger Agreement contains customary representations and warranties by Parent, Purchaser and Envivio. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of Envivio and its subsidiaries between signing and closing, restrictions on responses by Envivio with respect to alternative transactions, governmental filings and approvals and other matters.

The Merger Agreement generally prohibits Envivio’s solicitation of proposals relating to alternative business combination transactions and restricts Envivio’s ability to furnish information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain exceptions.

The Merger Agreement contains termination rights for each of Purchaser, Parent and Envivio, and further provides that upon termination of the Merger Agreement under specified circumstances Envivio may be required to pay Purchaser a termination fee of $4.75 million and reimburse the reasonable expenses of Purchaser up to $750,000.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Envivio, Parent or Purchaser. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties thereto in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Envivio, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Envivio, Parent or Purchaser.

Tender and Support Agreement

Concurrently with the execution of the Merger Agreement, entities affiliated with Crescendo Ventures, Sageview Capital and and Harvourvest International Private Equity Partners, if applicable, who in the aggregate directly or indirectly own 9,588,236 Shares, representing approximately 34 percent of the Shares outstanding as of September 8, 2015, entered into a Tender and Support Agreement with Purchaser and Parent (the “Tender and Support Agreement”), which provides, among other things, that such stockholders will tender their Shares in the Offer and vote their Shares in favor of approving the principal terms of the Merger, if applicable. The Tender and Support Agreement will terminate upon termination of the Merger Agreement and certain other specified events.

The foregoing description of the Tender and Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Tender and Support Agreement, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01	Other Information.

Envivio issued a press release on September 10, 2015 announcing the transactions contemplated by the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description

2.1	Agreement and Plan of Merger by and between Envivio, Inc., Ericsson Inc. and Cindy Acquisition Corp. dated September 10, 2015.

99.1	Tender and Support Agreement by and between Ericsson Inc. and Cindy Acquisition Corp. and certain shareholders of Envivio, Inc. dated September 10, 2015.

99.2	Press release dated September 10, 2015.

Additional Information and Where to Find It

The tender offer for the outstanding common stock of Envivio has not yet commenced. This communication is for informational purposes only and it is neither an offer to purchase nor a solicitation of an offer to sell shares of Envivio common stock. At the time the tender offer is commenced, Ericsson will file a tender offer statement, containing an offer to purchase, a form of letter of transmittal and other related tender offer documents with the Securities and Exchange Commission (the “SEC”), and Envivio will file a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the tender offer with the SEC. Envivio’s stockholders are strongly advised to read these tender offer materials, as well as any other documents relating to the tender offer and the associated transactions that are filed with the SEC, carefully and in their entirety when they become available, and as they may be amended from time to time, because they will contain important information about the tender offer that Envivio’s stockholders should consider prior to making any decisions with respect to the tender offer. Once filed, stockholders of Envivio will be able to obtain a free copy of these documents at the website maintained by the SEC at www.sec.gov or by directing a request to Ericsson, Investor Relations, +46 10 719 00 00 or e-mail: investor.relations@ericsson.com.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this report, other than purely historical information, including estimates, projections and statements relating to Envivio’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include the ability of the Envivio, Purchaser and Parent to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this report are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer and the subsequent Merger; uncertainties as to how many of Envivio’s stockholders will tender their Shares in the Offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer or the Merger may not be satisfied or waived; the effects of disruption from the transactions contemplated by the Merger Agreement on Envivio’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; other uncertainties pertaining to the business of the Company, including those set forth in the Company’s filings with the SEC, especially in “Item 1A. Risk Factors” of the

Company’s Quarterly Report on Form 10-Q for the year ended April 30, 2015 and in other periodic reports and filings with the SEC from time to time. The reader is cautioned not to unduly rely on these forward-looking statements. The Company expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVIO, INC.

Date: September 10, 2015	By:	/s/ Erik Miller

		Name:	Erik Miller
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

2.1	Agreement and Plan of Merger by and between Envivio, Inc., Ericsson Inc. and Cindy Acquisition Corp. dated September 10, 2015.

99.1	Tender and Support Agreement by and between Ericsson Inc. and Cindy Acquisition Corp. and certain shareholders of Envivio, Inc. dated September 10, 2015.

99.2	Press release dated September 10, 2015.